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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                   ________

                                   FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                          IVEX PACKAGING CORPORATION
           (Exact name of registrant as specified in its charter)


          Delaware                                76-0171625
  ---------------------------                  --------------------
    (State of incorporation                     (I.R.S. Employer
      or organization)                          Identification No.)

 100 Tri-State Drive, Suite 200
     Lincolnshire, Illinois                          60069
 ----------------------------------------       ---------------
 (Address of principal executive offices)         (zip code)

 If this form relates to the             If this form relates to the
 registration of a class of              registration of a class of
 securities pursuant to Section          securities pursuant to Section
 12(b) of the Exchange Act and is        12(g) of the Exchange Act and is
 effective pursuant to General           effective pursuant to General
 Instruction A(c), please check the      Instruction A(d), please check the
 following box. (X)                      following box. ( )


 Securities Act registration statement file number to which this form relates: No. 33-95436; No. 333-51209

 Securities to be registered pursuant to Section 12(b) of the Act:

   Title of Each Class               Name of Each Exchange on Which
   to be so Registered               Each Class is to be Registered
  ---------------------             --------------------------------

  Common Stock, par value                Chicago Stock Exchange
     $.01 per share


 Securities to be registered pursuant to Section 12(g) of the Act:

                                    None


 Item 1.   Description of Registrant's Securities to be Registered.

      The description under the heading "Description of Capital Stock" relating to the Registrant's Common Stock, par value $.01 per share, contained in the Prospectus included in the Registration Statement on Form S-1 (No. 333-51209) as such Registration Statement may be amended from time to time, is incorporated herein by reference.


 Item 2.   Exhibits.

      The securities to be registered are to be registered pursuant to
 Section 12(b) of the Securities Exchange Act of 1934, as amended, on the Chicago Stock Exchange (the "CSE"), on which no other securities of the Registrant are registered. Accordingly, the following exhibits have been duly filed with the CSE (but are not filed with or incorporated by reference in copies of this Registration Statement filed with the Securities and Exchange Commission):

      1 Amendment No. 1 to Registrant's Registration Statement on Form S-1 (No. 333-51209) filed with the Securities and Exchange Commission on May 21, 1998

      2    Form of Amended and Restated Certificate of Incorporation of
           Registrant

      3    Form of Amended and Restated Bylaws of Registrant

      4    Specimen of Registrant's Common Stock Certificate



                                 SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                IVEX PACKAGING CORPORATION


                                By: /s/ G. Douglas Patterson
                                   ---------------------------
                                   Name:  G. Douglas Patterson
                                   Title: Vice President and
                                          General Counsel


 Date:   October 7, 1998